Exhibit 99.1

Daktronics Reaches Agreement to Extend Near-Term Credit Facility Maturity

Board’s Independent Strategy and Financing Review Committee Retains Financial Advisors to Explore Additional Ways to Improve the Company’s Long-Term Liquidity Profile

BROOKINGS, S.D., Jan. 25, 2023 (GLOBE NEWSWIRE) – Daktronics, Inc. (NASDAQ-DAKT) today announced it has entered into an amendment to its credit agreement with its current lender, U. S. Bank National Association, to extend the maturity of $10 million of its $45 million credit facility to May 1, 2023. The remaining $35 million of the credit facility matures on April 29, 2025. The extension of liquidity is the result of the efforts of an independent Strategy and Financing Review Committee of the Daktronics Board of Directors (the “Committee”), which was formed in December 2022, to address the Company’s near-term credit needs and to examine alternatives for strengthening the Company’s longer-term financial structure and liquidity profile.

The Committee, comprised of the independent directors of the Company, is chaired by Howard I. Atkins, who joined the Board on December 7, 2022, at the recommendation of one of the Company’s largest shareholders, Prairieland Holdco, LLC. Mr. Atkins is the former Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company, where he was responsible for Wells Fargo’s financial management functions including during the financial crisis of 2008 and 2009. The Committee has hired financial and legal advisors to assist it with its activities.

“This maturity extension is the first step in a concerted effort on the part of the management team, overseen by the Committee,” said Mr. Atkins.” We are now shifting our focus to reviewing opportunities for additional longer-term liquidity to generate profitable growth. Together with our financial and legal advisors, our efforts include reviewing several financing proposals the Company has already received, as well as engaging with other potential financing sources.”

There can be no assurance that the Committee’s process will result in any transaction or other alternative outcome. There is no set timetable for the conclusion of this process, and the Company does not intend to disclose or provide an update concerning developments relating to this process until it determines that further disclosure is appropriate or necessary.

About Daktronics Daktronics helps its customers to impact their audiences throughout the world with large-format LED video displays, message displays, scoreboards, digital billboards, audio systems and control systems in sport, business and transportation applications. Founded in 1968 as a USA-based manufacturing company, Daktronics has grown into the world leader in audiovisual systems and implementation with offices around the globe. Discover more at www.daktronics.com.

SAFE HARBOR STATEMENT Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act. These forward-looking statements reflect the Company's expectations or beliefs concerning future events, including our ability to consummate a transaction with a potential financing source. These forward-looking statements are not guarantees of future results. The Company cautions that these and similar statements involve risk and uncertainties, many of which are difficult to predict, are beyond our control and could cause actual results to differ materially from our expectations, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts and orders, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions, increased regulation and other risks described in the company's SEC filings, including its Annual Report on Form 10-K for its 2022 fiscal year. Forward-looking statements are made in the context of information available as of the date stated. The Company disclaims and undertakes no obligation to update or revise any forward-looking statement in this news release, except as required by applicable law or regulation.

MEDIA RELATIONS
Justin Ochsner
Public Relations/Marketing
Tel 605-692-0200
Email justin.ochsner@daktronics.com